HUDSON PACIFIC PROPERTIES, INC.
THIRD QUARTER 2017
Supplemental Operating and Financial Information

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 21, 2017 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Richard B. Fried
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, Farallon Capital Management, L.L.C.

Jonathan M. Glaser	Robert L. Harris II	Mark D. Linehan
Managing Member, JMG Capital Management LLC	Executive Chairman (retired), Acacia Research Corporation	President and Chief Executive Officer, Wynmark Company

Robert M. Moran, Jr.	Michael Nash	Barry A. Porter
Co-founder and Co-owner, FJM Investments LLC	Senior Managing Director, Blackstone Group, L.P., Chief Investment Officer, Blackstone Real Estate Debt Strategies	Managing General Partner, Clarity Partners L.P.

Andrea Wong
President (retired), International Production, Sony Pictures Television

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Operating Officer, Chief Financial Officer and Treasurer	EVP, Development and Capital Investments

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Steven M. Jaffe
EVP, Leasing	Chief Accounting Officer	Chief Risk Officer

Joshua Hatfield	Drew Gordon	Gary Hansel
EVP, Operations	SVP, Northern California	SVP, Southern California

Bill Humphrey	Derric Dubourdieu	Andy Wattula
SVP, Sunset Studios	SVP, Leasing	SVP, Pacific Northwest

Elva Hernandez
VP, Controller
INVESTOR RELATIONS
Laura Campbell VP, Head of Investor Relations lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

RESEARCH COVERAGE

EQUITY RESEARCH COVERAGE

James Feldman	Barry Oxford	Alexander Goldfarb
Bank of America Merrill Lynch	D.A. Davidson	Sandler O’Neill + Partners
(646) 855-5808	(212) 240-9871	(212) 466-7937

Ross Smotrich	Craig Mailman	Nick Yulico
Barclays Capital	KeyBanc Capital Markets	UBS Investment Bank
(212) 526-2306	(917) 368-2316	(212) 713-3402

Tom Catherwood	Richard Anderson	Blaine Heck
BTIG	Mizuho Securities	Wells Fargo Securities
(212) 738-6140	(212) 205-8445	(443) 263-6516

David Rodgers	Andrew Rosivach	Vikram Malhotra
Robert W. Baird & Company	Goldman Sachs	Morgan Stanley
(216) 737-7341	(212) 902-2796	(212) 761-7567

RATING AGENCIES

Stephen Boyd	Alice Chung	Fernanda Hernandez
Fitch Ratings	Moody’s Investor Service	Standard & Poor’s
(212) 908-9153	(212) 553-2949	(212) 438-1347

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

CORPORATE DATA
(Unaudited, in thousands, except number of properties, square feet and per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art media and entertainment properties in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The Company invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Website at www.hudsonpacificproperties.com.

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Number of office properties owned	53	52	52	54	52
Office properties square feet(1)	13,914,418	13,903,408	13,887,405	14,084,405	13,714,851
Stabilized office properties leased rate as of end of period(2)	95.9%	95.6%	96.4%	96.4%	96.5%
In-Service office properties leased rate as of end of period(3)	91.5%	90.8%	91.2%	91.2%	90.7%
Number of Media & Entertainment properties owned	3	3	2	2	2
Same-Store Media & Entertainment square feet(1)	873,002	879,652	879,652	879,652	879,652
Same-Store Media & Entertainment leased rate as of end of period(4)	90.6%	89.9%	90.3%	89.1%	87.1%
Non-Same-Store Media & Entertainment square feet(1)	376,925	376,925	—	—	—
Non-Same-Store Media & Entertainment leased rate as of end of period(5)	75.7%	76.3%	—	—	—
Number of land assets owned	8	8	6	7	8
Land assets estimated square feet(6)	3,045,687	3,045,687	2,539,562	2,539,562	2,638,875
Market capitalization:
Total debt(7)	$2,655,946	$2,616,568	$2,407,196	$2,707,839	$2,427,440
Series A preferred units	$10,177	$10,177	$10,177	$10,177	$10,177
Common equity capitalization(8)	$5,286,696	$5,391,595	$5,466,098	$5,149,111	$4,861,070
Total market capitalization	$7,952,819	$8,018,340	$7,883,471	$7,867,127	$7,298,687
Debt/total market capitalization	33.4%	32.6%	30.5%	34.4%	33.3%
Series A preferred units & debt/total market capitalization	33.5%	32.8%	30.7%	34.5%	33.4%
Common stock data (NYSE:HPP):
Range of closing prices(9)	$ 31.73 - 34.42	$ 32.68 - 35.79	$ 33.75 - 36.65	$ 31.99 - 35.27	$ 29.03 - 34.33
Closing price at quarter end	$33.53	$34.19	$34.64	$34.78	$32.87
Weighted average fully diluted common stock/units outstanding(10)	156,663	156,665	150,335	146,955	146,793
Shares of common stock/units outstanding at end of period(11)	157,671	157,695	157,797	148,048	147,888
__________________________________

(1)
Square footage for properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. Excludes 6,650-square-foot restaurant space that was taken off-line for redevelopment during the three months ended September 30, 2017.

(2)	Stabilized office properties leased rate excludes the lease-up properties, redevelopment, development, properties held for sale, and land properties described on pages 15, 17 and 18.

(3)	In-service office properties leased rate includes the stabilized office properties and lease-up properties described on pages 14 and 15.

(4)	Percent occupied for Media and Entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Percent occupied for Non-Same-Store Media and Entertainment properties is the average percent leased for the period commencing as of May 1, 2017 and ending as of September 30, 2017.

(6)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(7)	Total debt excludes deferred financing costs. The full amount of debt related to the Pinnacle I & II joint venture and Hill7 joint venture is included.

(8)
Common equity capitalization represents the shares of common stock (including unvested restricted shares), OP units outstanding and dilutive shares multiplied by the closing price of our stock at the end of the period.

(9)	For the quarter indicated.

(10)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for the three-month periods ending September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016 includes an estimate for dilution impact of stock grants to our executives under our 2014, 2015, 2016 and 2017 outperformance programs and performance-based awards under our special one-time award grants based on the projected award potential of such programs as of end of such periods, as calculated in accordance with the Accounting Standards Codification 260 Earnings Per Share (the “Dilutive 2014/2015/2016/2017 OPP stock grants and one-time retention award grants”).

(11)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. The shares of common stock/units outstanding include the estimated Dilutive 2014/2015/2016/2017 OPP stock grants and one-time retention award grants.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

Consolidated Balance Sheets (Unaudited, in thousands, except share data)

	September 30, 2017	December 31, 2016
ASSETS
Investment in real estate, net	$6,054,757	$5,712,112
Cash and cash equivalents	87,723	83,015
Restricted cash	25,784	25,177
Accounts receivable, net	5,014	6,833
Straight-line rent receivables, net	97,184	82,109
Deferred leasing costs and lease intangible assets, net	257,831	294,209
Prepaid expenses and other assets, net	57,360	79,058
Assets associated with real estate held for sale	321,437	396,485
TOTAL ASSETS	$6,907,090	$6,678,998

LIABILITIES AND EQUITY
Notes payable, net	$2,424,358	$2,473,323
Accounts payable and accrued liabilities	162,938	116,973
Lease intangible liabilities, net	55,335	73,569
Security deposits and prepaid rent	66,499	70,468
Derivative liabilities	819	1,303
Liabilities associated with real estate held for sale	224,032	230,435
TOTAL LIABILITIES	2,933,981	2,966,071

6.25% Series A cumulative redeemable preferred units of the operating partnership	10,177	10,177

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Common stock, $0.01 par value, 490,000,000 authorized, 155,302,800 shares and 136,492,235 shares outstanding at September 30, 2017 and December 31, 2016, respectively	1,553	1,364
Additional paid-in capital	3,619,940	3,109,394
Accumulated other comprehensive income	6,465	9,496
Accumulated income (deficit)	18,911	(16,971)
Total Hudson Pacific Properties, Inc. stockholders’ equity	3,646,869	3,103,283
Non-controlling interest—members in consolidated entities	302,111	304,608
Non-controlling interest—units in the operating partnership	13,952	294,859
TOTAL EQUITY	3,962,932	3,702,750
TOTAL LIABILITIES AND EQUITY	$6,907,090	$6,678,998

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

Consolidated Statements of Operations (Unaudited, in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES
Office
Rental	$139,157	$123,919	$406,275	$358,193
Tenant recoveries	24,982	22,657	67,421	64,493
Parking and other	8,035	5,521	22,146	16,103
Total Office revenues	172,174	152,097	495,842	438,789
Media & Entertainment
Rental	11,012	7,102	26,802	19,987
Tenant recoveries	133	243	927	655
Other property-related revenue	6,561	5,005	14,964	12,784
Other	141	136	271	226
Total Media & Entertainment revenues	17,847	12,486	42,964	33,652
TOTAL REVENUES	190,021	164,583	538,806	472,441
OPERATING EXPENSES
Office operating expenses	59,102	53,975	162,524	150,769
Media & Entertainment operating expenses	10,588	6,499	24,842	18,746
General and administrative	13,013	12,955	41,329	38,474
Depreciation and amortization	71,158	67,414	217,340	201,890
TOTAL OPERATING EXPENSES	153,861	140,843	446,035	409,879
INCOME FROM OPERATIONS	36,160	23,740	92,771	62,562
OTHER EXPENSE (INCOME)
Interest expense	22,461	19,910	66,086	54,775
Interest income	(44)	(130)	(90)	(216)
Unrealized loss (gain) on ineffective portion of derivative instruments	37	(879)	82	1,630
Transaction-related expenses	598	315	598	376
Other income	(1,402)	(693)	(2,656)	(716)
TOTAL OTHER EXPENSES	21,650	18,523	64,020	55,849
INCOME BEFORE GAINS ON SALE OF REAL ESTATE	14,510	5,217	28,751	6,713
Gains on sale of real estate	—	—	16,866	8,515
NET INCOME	14,510	5,217	45,617	15,228
Net income attributable to preferred units	(159)	(159)	(477)	(477)
Net income attributable to participating securities	(255)	(196)	(750)	(589)
Net income attributable to non-controlling interest in consolidated entities	(2,991)	(2,525)	(9,002)	(6,866)
Net income attributable to non-controlling interest in units in the operating partnership	(41)	(490)	(256)	(2,357)
Net income attributable to Hudson Pacific Properties, Inc. common stockholders	$11,064	$1,847	$35,132	$4,939
Basic and diluted per share amounts:
Net income attributable to common stockholders—basic	$0.07	$0.02	$0.23	$0.05
Net income attributable to common stockholders—diluted	$0.07	$0.02	$0.23	$0.05
Weighted average shares of common stock outstanding—basic	155,302,800	115,083,622	152,874,952	99,862,583
Weighted average shares of common stock outstanding—diluted	156,093,736	116,262,622	153,648,888	100,979,583
Dividends declared per share	$0.25	$0.20	$0.75	$0.60

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

FUNDS FROM OPERATIONS (Unaudited, in thousands, except per share data)

	Three Months Ended
Quarter To Date	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Funds From Operations (“FFO”)(1)
Net income	$14,510	$6,954	$24,153	$28,530	$5,217
Adjustments:
Depreciation and amortization of real estate assets	70,555	74,939	70,294	66,720	66,965
Gains on sale of real estate	—	—	(16,866)	(21,874)	—
FFO attributable to non-controlling interests	(6,609)	(6,445)	(5,507)	(5,243)	(4,902)
Net income attributable to preferred units	(159)	(159)	(159)	(159)	(159)
FFO to common stockholders and unitholders	78,297	75,289	71,915	67,974	67,121
Specified items impacting FFO:
Transaction-related expenses	598	—	—	—	315
FFO (excluding specified items) to common stockholders and unitholders	$78,895	$75,289	$71,915	$67,974	$67,436

Weighted average common stock/units outstanding—diluted	156,663	156,665	150,335	146,955	146,793
FFO per common stock/unit—diluted	$0.50	$0.48	$0.48	$0.46	$0.46
FFO (excluding specified items) per common stock/unit—diluted	$0.50	$0.48	$0.48	$0.46	$0.46

	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended
Year To Date	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Funds From Operations (“FFO”)(1)
Net income	$45,617	$31,107	$24,153	$43,758	$15,228
Adjustments:
Depreciation and amortization of real estate assets	215,788	145,233	70,294	267,245	200,525
Gains on sale of real estate	(16,866)	(16,866)	(16,866)	(30,389)	(8,515)
FFO attributable to non-controlling interests	(18,561)	(11,952)	(5,507)	(18,817)	(13,574)
Net income attributable to preferred units	(477)	(318)	(159)	(636)	(477)
FFO to common stockholders and unitholders	225,501	147,204	71,915	261,161	193,187
Specified items impacting FFO:
Transaction-related expenses	598	—	—	376	376
FFO (excluding specified items) to common stockholders and unitholders	$226,099	$147,204	$71,915	$261,537	$193,563

Weighted average common stock/units outstanding—diluted	154,511	153,443	150,335	146,739	146,668
FFO per common stock/unit—diluted	$1.46	$0.96	$0.48	$1.78	$1.32
FFO (excluding specified items) per common stock/unit—diluted	$1.46	$0.96	$0.48	$1.78	$1.32
_____________________

(1)	See page 34 for Management’s Statements on FFO.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, in thousands)

	Three Months Ended
Quarter To Date	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$78,297	$75,289	$71,915	$67,974	$67,121
Adjustments:
Straight-line rent, net	(8,539)	(7,652)	3,084	(9,069)	(7,510)
Amortization of above-market and below-market leases, net	(3,741)	(4,493)	(5,564)	(5,776)	(4,347)
Amortization of above-market and below-market ground leases, net	618	833	637	556	534
Amortization of lease incentive costs	323	320	320	311	303
Amortization of deferred financing costs and loan premium, net	1,155	1,154	1,157	1,155	1,128
Unrealized loss (gain) on ineffective portion of derivative instrument	37	51	(6)	(194)	(879)
Recurring capital expenditures, tenant improvements and lease commissions	(22,410)	(29,551)	(31,712)	(28,075)	(22,903)
Non-cash compensation expense	3,449	3,887	3,901	4,213	3,288
AFFO	$49,189	$39,838	$43,732	$31,095	$36,735

Dividends paid to common stock and unitholders	$39,245	$39,919	$39,919	$29,350	$29,350
AFFO payout ratio	79.8%	100.2%	91.3%	94.4%	79.9%

	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended
Year To Date	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$225,501	$147,204	$71,915	$261,161	$193,187
Adjustments:
Straight-line rent, net	(13,107)	(4,568)	3,084	(26,348)	(17,279)
Amortization of above-market and below-market leases, net	(13,798)	(10,057)	(5,564)	(19,118)	(13,342)
Amortization of above-market and below-market ground leases, net	2,088	1,470	637	2,160	1,604
Amortization of lease incentive costs	963	640	320	1,151	840
Amortization of deferred financing costs and loan premium, net	3,466	2,311	1,157	4,856	3,701
Unrealized loss (gain) on ineffective portion of derivative instrument	82	45	(6)	1,436	1,630
Recurring capital expenditures, tenant improvements and lease commissions	(83,673)	(61,263)	(31,712)	(95,294)	(67,219)
Non-cash compensation expense	11,237	7,788	3,901	14,144	9,931
AFFO	$132,759	$83,570	$43,732	$144,148	$113,053

Dividends paid to common stock and unitholders	$118,408	$79,163	$39,919	$117,819	$88,469
AFFO payout ratio	89.2%	94.7%	91.3%	81.7%	78.3%
_____________________

(1)	See page 34 for Management’s Statements on AFFO.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

DEBT SUMMARY
(Unaudited, in thousands)
The following table sets forth information with respect to the amounts included in notes payable, net as of:

	September 30, 2017	December 31, 2016	Interest Rate(1)	Contractual Maturity Date		Annual Debt Service(2)	Balance at Maturity
UNSECURED NOTES PAYABLE
Unsecured Revolving Credit Facility(3)	$250,000	$300,000	LIBOR + 1.15% to 1.85%	4/1/2019	(4)	$—	$250,000
5-Year Term Loan due April 2020(3)(5)	450,000	450,000	LIBOR + 1.30% to 2.20%	4/1/2020		—	450,000
5-Year Term Loan due November 2020(3)	175,000	175,000	LIBOR + 1.30% to 2.20%	11/17/2020		—	175,000
7-Year Term Loan due April 2022(3)(6)	350,000	350,000	LIBOR + 1.60% to 2.55%	4/1/2022		11,760	350,000
7-Year Term Loan due November 2022(3)(7)	125,000	125,000	LIBOR + 1.60% to 2.55%	11/17/2022		3,788	125,000
Series A Notes	110,000	110,000	4.34%	1/2/2023		4,774	110,000
Series E Notes	50,000	50,000	3.66%	9/15/2023		1,830	50,000
Series B Notes	259,000	259,000	4.69%	12/16/2025		12,147	259,000
Series D Notes	150,000	150,000	3.98%	7/6/2026		5,970	150,000
Series C Notes	56,000	56,000	4.79%	12/16/2027		2,682	56,000
TOTAL UNSECURED NOTES PAYABLE	1,975,000	2,025,000				42,951	1,975,000

SECURED NOTES PAYABLE
Rincon Center(8)	98,896	100,409	5.13%	5/1/2018		7,195	97,854
Sunset Gower Studios/Sunset Bronson Studios	5,001	5,001	LIBOR + 2.25%	3/4/2019	(4)	—	5,001
Met Park North(9)	64,500	64,500	LIBOR + 1.55%	8/1/2020		2,393	64,500
10950 Washington(8)	27,549	27,929	5.32%	3/11/2022		2,003	24,981
Pinnacle I(10)(11)	129,000	129,000	3.95%	11/7/2022		5,101	117,190
Element L.A.	168,000	168,000	4.59%	11/6/2025		7,716	168,000
Pinnacle II(11)	87,000	87,000	4.30%	6/11/2026		3,741	87,000
Hill7(12)	101,000	101,000	3.38%	11/6/2026		3,414	101,000
TOTAL SECURED NOTES PAYABLE	680,946	682,839				31,563	665,526
TOTAL NOTES PAYABLE	2,655,946	2,707,839				74,514	2,640,526
Held for sale balances(11)	(216,000)	(216,000)
Deferred financing costs, net(13)	(15,588)	(18,516)
TOTAL NOTES PAYABLE, NET(14)	$2,424,358	$2,473,323
_____________________

(1)
Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rates are as of September 30, 2017, which may be different than the interest rates as of December 31, 2016 for corresponding indebtedness.

(2)
Annual debt service includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of September 30, 2017. Amount doesn’t include interest payment of variable rate loans that are partially effectively fixed through derivative instruments.

(3)	We have the option to make an irrevocable election to change the interest rate depending on our credit rating. As of September 30, 2017, no such election had been made.

(4)	The maturity date may be extended once for an additional one-year term.

(5)	Effective July 2016, $300.0 million of the term loan was effectively fixed at 2.75% to 3.65% per annum through the use of two interest rate swaps.

(6)	Effective July 2016, the outstanding balance of the term loan was effectively fixed at 3.36% to 4.31% per annum through the use of two interest rate swaps.

(7)	Effective June 1, 2016, the outstanding balance of the term loan was effectively fixed at 3.03% to 3.98% per annum through the use of an interest rate swap.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

(8)	Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(9)	This loan bears interest only. Interest on the full loan amount was effectively fixed at 3.71% per annum through the use of an interest rate swap.

(10)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(11)
We own 65% of the ownership interests in the consolidated joint venture that owns the Pinnacle I and II properties. The full amount of the loan is shown. The consolidated joint venture that owns Pinnacle I and Pinnacle II entered into an agreement on September 14, 2017 to sell the properties. We expect the sale to close in the fourth quarter of 2017.

(12)
We own 55% of the ownership interest in the consolidated joint venture that owns the Hill7 property. The full amount of the loan is shown. The maturity date of this loan can be extended for an additional two years at a higher interest rate and with principal amortization.

(13)	Excludes deferred financing costs related to properties held for sale and amounts related to establishing our unsecured revolving credit facility.

(14)
Excludes amounts related to a public offering of $400 million aggregate principal amount of 3.950% senior notes due 2027 that closed October 2, 2017. Proceeds were used to repay $150.0 million of our 5-year term loan due April 2020 and to repay outstanding borrowings under our unsecured revolving credit facility.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

Location	Submarket	Square Feet(2)	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
SAME-STORE(5)
Greater Seattle, Washington
Northview Center	Lynnwood	182,009	90.3%	90.3%	$3,542,820	$21.56
Met Park North	South Lake Union	190,748	95.8	95.8	5,193,943	28.43
Merrill Place	Pioneer Square	163,768	93.9	95.8	4,707,130	30.61
505 First Avenue	Pioneer Square	288,140	97.4	97.4	6,305,341	22.47
83 King Street	Pioneer Square	185,206	89.4	100.0	4,717,913	28.49
Subtotal		1,009,871	93.8%	96.0%	$24,467,147	$25.84
San Francisco Bay Area, California
1455 Market Street(6)	San Francisco	1,025,833	99.7%	99.7%	$38,464,971	$37.60
275 Brannan Street	San Francisco	54,673	100.0	100.0	3,261,352	59.65
625 Second Street	San Francisco	138,080	100.0	100.0	8,519,069	61.71
875 Howard Street	San Francisco	286,270	100.0	100.0	12,197,068	42.63
901 Market Street	San Francisco	206,218	100.0	100.0	11,091,636	53.79
Rincon Center	San Francisco	580,850	65.9	94.5	17,753,057	46.39
Towers at Shore Center	Redwood Shores	334,483	82.5	83.9	16,179,383	58.61
Skyway Landing	Redwood Shores	247,173	88.9	88.9	9,805,706	44.60
Lockheed	Palo Alto	42,899	100.0	100.0	3,011,716	70.20
2180 Sand Hill Road	Palo Alto	45,613	97.2	97.2	4,308,724	97.22
3400 Hillview	Palo Alto	207,857	100.0	100.0	13,334,941	64.15
Clocktower Square	Palo Alto	100,344	71.0	71.0	5,295,956	74.34
Embarcadero Place	Palo Alto	197,402	77.2	77.2	6,935,719	45.52
Foothill Research Center	Palo Alto	195,376	100.0	100.0	12,870,949	65.88
Page Mill Center(7)	Palo Alto	176,245	99.9	99.9	12,054,825	68.44
Campus Center	Milpitas	471,580	100.0	100.0	15,845,088	33.60
1740 Technology	North San Jose	206,876	98.0	98.0	7,461,400	36.79
Concourse	North San Jose	944,386	90.9	96.2	27,573,280	32.13
Skyport Plaza	North San Jose	418,086	96.5	96.5	13,542,821	33.57
Subtotal		5,880,244	92.1%	95.8%	$239,507,661	$44.25
Los Angeles, California
6922 Hollywood	Hollywood	205,523	85.4%	87.7%	$8,085,812	$46.08
Technicolor Building	Hollywood	114,958	100.0	100.0	5,220,427	45.41
3401 Exposition	West Los Angeles	63,376	100.0	100.0	2,783,957	43.93
10900 Washington	West Los Angeles	9,919	100.0	100.0	422,549	42.60
10950 Washington	West Los Angeles	159,025	100.0	100.0	6,721,786	42.27
9300 Wilshire	West Los Angeles	61,422	79.9	85.4	2,337,285	47.64
Element LA	West Los Angeles	284,037	100.0	100.0	15,871,935	55.88
Del Amo Office	Torrance	113,000	100.0	100.0	3,327,208	29.44
Subtotal		1,011,260	95.8%	96.6%	$44,770,959	$46.21
Total Same-Store		7,901,375	92.8%	95.9%	$308,745,767	$42.13

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

NON-SAME-STORE
San Francisco Bay Area, California
555 Twin Dolphin Plaza	Redwood Shores	198,936	94.1%	95.9%	$9,500,616	$50.74
Page Mill Hill	Palo Alto	182,676	87.1	87.1	10,305,841	64.75
Subtotal		381,612	90.8%	91.7%	$19,806,457	$57.18
Los Angeles, California
ICON	Hollywood	325,757	100.0%	100.0%	$17,800,735	$54.64
Subtotal		325,757	100.0%	100.0%	$17,800,735	$54.64
Total Non-Same-Store		707,369	95.0%	95.5%	$37,607,192	$55.95
Total Stabilized		8,608,744	92.9%	95.9%	$346,352,959	$43.29
LEASE-UP
Greater Seattle, Washington
Hill7(8)	South Lake Union	284,116	90.0%	100.0%	$9,370,409	$36.63
Subtotal		284,116	90.0%	100.0%	$9,370,409	$36.63
San Francisco Bay Area, California
Peninsula Office Park	San Mateo	510,789	77.4%	77.4%	$19,072,018	$48.23
Metro Center	Foster City	730,215	76.0	79.9	26,100,970	47.06
333 Twin Dolphin Plaza	Redwood Shores	182,789	74.6	74.6	7,633,285	55.98
Shorebreeze	Redwood Shores	230,932	70.6	70.6	9,135,863	56.07
Palo Alto Square	Palo Alto	333,254	75.4	75.4	20,045,941	79.75
Techmart Commerce Center	Santa Clara	284,440	82.0	89.7	9,715,478	41.66
Gateway	North San Jose	609,093	81.9	87.1	16,848,532	33.79
Metro Plaza	North San Jose	456,921	76.0	76.0	12,059,120	34.73
Subtotal		3,338,433	77.3%	79.8%	$120,611,207	$46.75
Los Angeles, California
11601 Wilshire	West Los Angeles	500,475	86.1%	88.1%	$17,774,657	$41.26
Subtotal		500,475	86.1%	88.1%	$17,774,657	$41.26
Total Lease-Up		4,123,024	79.2%	82.2%	$147,756,273	$45.24

TOTAL IN-SERVICE		12,731,768	88.5%	91.5%	$494,109,232	$43.85
_____________________

(1)
Our in-service portfolio excludes the redevelopment, development, properties held for sale and land properties described on pages 17 and 18. As of September 30, 2017, we had two office development properties under construction, four office redevelopment properties under construction, two properties held for sale and eight land properties (see pages 17 and 18). We define lease-up properties as properties that have not yet reached 92.0% occupancy since the date they were acquired or placed under redevelopment or development.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2017, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2017, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of September 30, 2017. Annualized base rent does not reflect tenant reimbursements.

(5)
Defined as all of the properties owned and included in our stabilized portfolio as of July 1, 2016 and still owned and included in the stabilized portfolio as of September 30, 2017. As of September 30, 2017 the Pinnacle I and Pinnacle II properties were removed from the Same-Store population and classified as Held for Sale.

(6)	We own 55% of the ownership interests in the consolidated joint venture that owns the 1455 Market Street property.

(7)
Page Mill Center is not part of the Same-Store population for the nine months ended September 30, 2017. Same-Store for the nine months ended September 30, 2017 is defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of September 30, 2017.

(8)	We own 55% of the ownership interests in the consolidated joint venture that owns the Hill7 property.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO SUMMARY(1)

			Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Properties	Square Feet(2)
STABILIZED
Greater Seattle, Washington
Lynnwood	1	182,009	164,326	90.3%	164,326	90.3%	$3,542,820	$21.56
South Lake Union	1	190,748	182,692	95.8	182,692	95.8	5,193,943	28.43
Pioneer Square	3	637,114	600,027	94.2	622,684	97.7	15,730,384	26.22
Subtotal	5	1,009,871	947,045	93.8%	969,702	96.0%	$24,467,147	$25.84

San Francisco Bay Area, California
San Francisco	6	2,291,924	2,090,731	91.2%	2,257,191	98.5%	$91,287,153	$43.66
Redwood Shores	3	780,592	683,122	87.5	691,345	88.6	35,485,705	51.95
Palo Alto	8	1,148,412	1,049,364	91.4	1,049,364	91.4	68,118,671	64.91
Milpitas	1	471,580	471,580	100.0	471,580	100.0	15,845,088	33.60
North San Jose	3	1,569,348	1,464,457	93.3	1,514,618	96.5	48,577,501	33.17
Subtotal	21	6,261,856	5,759,254	92.0%	5,984,098	95.6%	$259,314,118	$45.03

Los Angeles, California
Hollywood	3	646,238	616,186	95.3%	620,943	96.1%	31,106,974	$50.48
West Los Angeles	5	577,779	565,421	97.9	568,835	98.5	28,137,512	49.76
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
Subtotal	9	1,337,017	1,294,607	96.8%	1,302,778	97.4%	$62,571,694	$48.33

Total Stabilized	35	8,608,744	8,000,906	92.9%	8,256,578	95.9%	$346,352,959	$43.29

LEASE-UP
Greater Seattle, Washington
South Lake Union	1	284,116	255,829	90.0%	284,116	100.0%	$9,370,409	$36.63
Subtotal	1	284,116	255,829	90.0%	284,116	100.0%	$9,370,409	$36.63

San Francisco Bay Area, California
San Mateo	1	510,789	395,450	77.4%	395,450	77.4%	$19,072,018	$48.23
Foster City	1	730,215	554,635	76.0	583,478	79.9	26,100,970	47.06
Redwood Shores	2	413,721	299,303	72.3	299,303	72.3	16,769,148	56.03
Palo Alto	1	333,254	251,355	75.4	251,355	75.4	20,045,941	79.75
Santa Clara	1	284,440	233,227	82.0	255,018	89.7	9,715,478	41.66
North San Jose	2	1,066,014	845,803	79.3	877,806	82.3	28,907,652	34.18
Subtotal	8	3,338,433	2,579,773	77.3%	2,662,410	79.8%	$120,611,207	$46.75

Los Angeles, California
West Los Angeles	1	500,475	430,783	86.1%	441,104	88.1%	$17,774,657	$41.26
Subtotal	1	500,475	430,783	86.1%	441,104	88.1%	$17,774,657	$41.26
Total Lease-up	10	4,123,024	3,266,385	79.2%	3,387,630	82.2%	$147,756,273	$45.24

TOTAL IN-SERVICE	45	12,731,768	11,267,291	88.5%	11,644,208	91.5%	$494,109,232	$43.85
_____________________
Refer to footnotes on page 15.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE OFFICE SUMMARY(1)

		Estimated Square Feet(2)	Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)		Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket
REDEVELOPMENT
Los Angeles, CA
MaxWell (formerly 405 Mateo)	Downtown Los Angeles	99,090	—	—%	—	—%		$—	$—
4th & Traction	Downtown Los Angeles	120,937	—	—	—	—		—	—
604 Arizona	West Los Angeles	44,260	—	—	44,260	100.0	(5)	—	—
Subtotal		264,287	—	—%	44,260	16.7%		$—	$—

Greater Seattle, WA
95 Jackson (formerly Merrill Place Theater Building)	Pioneer Square	31,659	—	—%	—	—%	(6)	$—	$—
Subtotal		31,659	—	—%	—	—%		$—	$—

Total Redevelopment		295,946	—	—%	44,260	15.0%		$—	$—

DEVELOPMENT
Los Angeles, CA
CUE	Hollywood	91,953	—	—%	91,953	100.0%	(7)	$—	$—
Subtotal		91,953	—	—%	91,953	100.0%		$—	$—

Greater Seattle, WA
450 Alaskan Way	Pioneer Square	170,974	—	—%	94,330	55.2%	(6)(8)	$—	$—
Subtotal		170,974	—	—%	94,330	55.2%		$—	$—

Total Development		262,927	—	—%	186,283	70.8%		$—	$—

HELD FOR SALE
Los Angeles, CA
Pinnacle I(9)	Burbank	393,777	382,160	97.0%	382,160	97.0%		$15,995,592	$41.86
Pinnacle II(9)	Burbank	230,000	230,000	100.0	230,000	100.0		9,281,389	$40.35
Total Held for Sale		623,777	612,160	98.1%	612,160	98.1%		$25,276,981	$41.29

TOTAL		1,182,650	612,160	51.8%	842,703	71.3%		$25,276,981	$41.29
_____________________

(1)	Excludes in-service properties and land assets (see pages 14, 15 and 18).

(2)
Square footages have been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2017, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2017, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of September 30, 2017. Annualized base rent does not reflect tenant reimbursements.

(5)	ZipRecruiter, Inc. is anticipated to commence on February 1, 2018.

(6)	Subsequent to September 30, 2017, we entered into an agreement with the Regus Corporation to lease 25,086 square feet at 95 Jackson and 21,296 square feet at 450 Alaskan Way.

(7)	Netflix, Inc. is anticipated to commence 52,626 square feet on August 1, 2018 and 39,327 square feet on April 1, 2019.

(8)	Saltchuk Resources, Inc. is anticipated to commence 94,330 square feet on November 27, 2017.

(9)	We own 65% of the ownership interests in the consolidated joint venture that owns the Pinnacle I and II properties.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

LAND PROPERTIES SUMMARY

Location	Submarket	Square Feet(1)	Percent of Total
San Francisco Bay Area, California
Cloud10 (formerly Skyport Plaza)	North San Jose	350,000	11.5%
Campus Center	Milpitas	946,350	31.1
Subtotal		1,296,350	42.6%

Los Angeles, California
EPIC	Hollywood	300,000	9.8%
Sunset Bronson—Lot D(2)	Hollywood	19,816	0.7
Sunset Gower—Redevelopment	Hollywood	423,396	13.9
Sunset Las Palmas—1021 Seward Street(3)	Hollywood	106,125	3.5
Sunset Las Palmas—Redevelopment	Hollywood	400,000	13.1
Element LA	West Los Angeles	500,000	16.4
Subtotal		1,749,337	57.4%

TOTAL		3,045,687	100.0%
_____________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(2)	Square footage for Sunset Bronson Lot D represents management’s estimate of developable square feet for 33 residential units.

(3)	Square footage for Sunset Las Palmas—1021 Seward Street would require the demolition of approximately 45,000 square feet of existing improvements.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet		Percent of Total	Percent Leased		Annual Base Rent		Annual Base Rent Per Leased Square Foot
Sunset Gower	564,976	(1)	45.2%	88.6%		$16,609,189		$33.19
Sunset Bronson	308,026		24.6	94.4		10,790,332		37.12
Total Same-Store Media & Entertainment	873,002		69.8%	90.6%	(2)	$27,399,521	(3)	$34.63	(4)

Sunset Las Palmas(5)	376,925		30.2%	75.7%
Total Non-Same-Store Media & Entertainment	376,925		30.2%	75.7%	(6)

Total Media & Entertainment	1,249,927		100.0%
_____________________

(1)	Square footage for Sunset Gower excludes restaurant space containing 6,650 square feet that was taken off-line for redevelopment during the three months ended September 30, 2017.

(2)	Percent leased for Same-Store Media and Entertainment properties is the average percent leased for the 12 months ended September 30, 2017.

(3)	Annual base rent for Same-Store Media and Entertainment properties reflects actual base rent for the 12 months ended September 30, 2017, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the Same-Store Media and Entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of September 30, 2017.

(5)	The base rent for Sunset Las Palmas for the five months ended September 30, 2017 is $4,787,707 ($40.46 per leased square foot), excluding tenant reimbursements.

(6)	Percent leased for Non-Same-Store Media and Entertainment properties is the average percent leased for the five months ended September 30, 2017.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

CURRENT VALUE CREATION DEVELOPMENT PROJECTS
(Unaudited, in thousands, except square feet)

		Estimated Construction Period							Project Costs(1)
	City	Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Square Feet(3)		Total %Leased		Project Costs as of 9/30/17		Total Estimated Project Costs		Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Greater Seattle, Washington
450 Alaskan Way	Seattle	Q1-2016	Q3-2017	Q2-2018	170,974		55.2%	(5)(6)	$71,027	(7)	$93,194	(7)	6.7%
95 Jackson (formerly Merrill Place Theater Building)(8)	Seattle	Q3-2017	Q2-2018	Q4-2018	31,659		—%	(6)	2,689		14,603		7.5%
Los Angeles, California
CUE(9)	Hollywood	Q1-2016	Q3-2017	Q2-2019	91,953		100.0%	(10)	41,340		52,555		8.5%
4th & Traction	Los Angeles	Q4-2015	Q2-2017	Q4-2018	120,937		—%		82,608	(11)	96,425	(11)	6.2%
MaxWell (formerly 405 Mateo)	Los Angeles	Q2-2017	Q4-2018	Q2-2019	99,090		—%		48,211	(12)	85,627	(12)	6.1%
EPIC	Hollywood	Q3-2017	Q1-2020	Q3-2021	300,000		—%		14,364	(13)	201,598	(13)	7.1%
Total Under Construction					814,613				$260,239		$544,002

FUTURE DEVELOPMENT PIPELINE
San Francisco Bay Area, California
Cloud10 (formerly Skyport Plaza)	North San Jose	TBD	TBD	TBD	350,000		N/A		$11,108	(14)	TBD		TBD
Campus Center	Milpitas	TBD	TBD	TBD	946,350		N/A		$7,396	(15)	TBD		TBD
Los Angeles, California
Sunset Bronson—Lot D	Hollywood	TBD	TBD	TBD	19,816		N/A		N/A		TBD		TBD
Sunset Gower—Redevelopment	Hollywood	TBD	TBD	TBD	423,396		N/A		N/A		TBD		TBD
Sunset Las Palmas—
1021 Seward Street	Hollywood	TBD	TBD	TBD	106,125	(16)	N/A		N/A		TBD		TBD
Redevelopment	Hollywood	TBD	TBD	TBD	400,000		N/A		N/A		TBD		TBD
Total					506,125				$25,000	(17)	TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000		N/A		N/A		TBD		TBD
Total Future Development Pipeline					2,745,687
_____________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)	Based on management’s estimate of stabilized occupancy (92.0%).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. We caution you not to place undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein.

(5)	Saltchuk Resources, Inc. is anticipated to commence 94,330 square feet on November 27, 2017.

(6)	Subsequent to September 30, 2017, we entered into an agreement with the Regus Corporation to lease 25,086 square feet at 95 Jackson and 21,296 square feet at 450 Alaskan Way.

(7)	Project Costs as of September 30, 2017 and Total Estimated Project Costs for 450 Alaskan Way include $7.0 million for management’s estimate of allocated land and acquisition costs.

(8)	Project Costs as of September 30, 2017 and Total Estimated Project Costs for 95 Jackson (formerly Merrill Place Theater Building) exclude land.

(9)
The costs of the 1,635-stall parking structure (for ICON, CUE and Sunset Bronson) and certain other development costs attributable to ICON and CUE have been allocated based on management’s estimate of CUE’s share of such costs. Project Costs and Total Estimated Project Costs exclude land.

(10)	Netflix, Inc. is anticipated to commence 52,626 square feet on August 1, 2018 and 39,327 square feet in April 1, 2019.

(11)	Project Costs as of September 30, 2017 and Total Estimated Project Costs for 4th & Traction include approximately $49.4 million of initial acquisition cost for existing 120,937-square-foot building.

(12)
Project Costs as of September 30, 2017 and Total Estimated Project Costs for MaxWell (formerly 405 Mateo) include approximately $40.0 million of initial acquisition costs for the existing 99,090-square-foot building.

(13)	Project Costs as of September 30, 2017 and Total Estimated Project Costs for EPIC exclude land.

(14)	Project Costs as of September 30, 2017 for Cloud10 (formerly Skyport Plaza) include approximately $10.5 million for management’s estimate of allocated land and acquisition costs.

(15)	Project Costs as of September 30, 2017 for Campus Center include approximately $7.0 million for management’s estimate of allocated land and acquisition costs.

(16)	Square footage for Sunset Las Palmas—1021 Seward Street would require the demolition of approximately 45,000 square feet of existing improvements.

(17)	Project Costs as of September 30, 2017 for Sunset Las Palmas—1021 Seward Street and Redevelopment include $25.0 million for management’s estimate of allocated land and acquisition costs.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)
(Unaudited, tabular amounts in thousands, except number of properties and square feet)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% change	2017	2016	% change
Same-Store office statistics(2)
Number of properties	32	32		31	31
Rentable square feet	7,901,375	7,901,375		7,725,130	7,725,130
Ending % leased	95.9%	95.6%	0.3%	95.9%	95.5%	0.4%
Ending % occupied	92.8%	94.6%	(1.8)%	92.5%	94.5%	(2.0)%
Average % occupied for the period	93.3%	92.7%	0.6%	94.1%	94.4%	(0.3)%

Same-Store Media & Entertainment statistics(3)
Number of properties	2	2		2	2
Rentable square feet	873,002	873,002		873,002	873,002
Average % occupied for the period	90.6%	87.4%	3.2%	90.6%	87.4%	3.2%

SAME-STORE ANALYSIS—GAAP BASIS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% change	2017	2016	% change
Same-Store net operating income—GAAP basis
Total office revenues	$104,634	$98,790	5.9%	$292,508	$278,801	4.9%
Total Media & Entertainment revenues	13,470	12,486	7.9	35,213	33,652	4.6
Total revenues	$118,104	$111,276	6.1%	$327,721	$312,453	4.9%

Total office expense	$33,513	$31,813	5.3%	$87,306	$89,187	(2.1)%
Total Media & Entertainment expense	7,334	6,499	12.8	19,520	18,746	4.1
Total property expense	$40,847	$38,312	6.6%	$106,826	$107,933	(1.0)%

Same-Store office net operating income—GAAP basis	$71,121	$66,977	6.2%	$205,202	$189,614	8.2%
NOI Margin	68.0%	67.8%	0.2%	70.2%	68.0%	2.2%
Same-Store Media & Entertainment net operating income—GAAP basis	$6,136	$5,987	2.5%	$15,693	$14,906	5.3%
NOI Margin	45.6%	47.9%	(2.3)%	44.6%	44.3%	0.3%
Same-Store total property net operating income—GAAP basis	$77,257	$72,964	5.9%	$220,895	$204,520	8.0%
NOI Margin	65.4%	65.6%	(0.2)%	67.4%	65.5%	1.9%

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)—CONTINUED
(Unaudited, tabular amounts in thousands)

SAME-STORE ANALYSIS—CASH BASIS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% change	2017		2016	% change
Same-Store net operating income—Cash basis
Total office revenues	$101,030	$91,864	10.0%	$288,906	(4)	$265,333	8.9%
Total Media & Entertainment revenues	14,027	12,282	14.2	35,652		33,126	7.6
Total revenues	$115,057	$104,146	10.5%	$324,558		$298,459	8.7%

Total office expense	$32,998	$31,298	5.4%	$85,880		$87,761	(2.1)%
Total Media & Entertainment expense	7,334	6,499	12.8	19,520		18,746	4.1
Total property expense	$40,332	$37,797	6.7%	$105,400		$106,507	(1.0)%

Same-Store office net operating income—Cash basis	$68,032	$60,566	12.3%	$203,026		$177,572	14.3%
NOI Margin	67.3%	65.9%	1.4%	70.3%		66.9%	3.4%
Same-Store Media & Entertainment net operating income—Cash basis	$6,693	$5,783	15.7%	$16,132		$14,380	12.2%
NOI Margin	47.7%	47.1%	0.6%	45.2%		43.4%	1.8%
Same-Store total property net operating income—Cash basis	$74,725	$66,349	12.6%	$219,158		$191,952	14.2%
NOI Margin	64.9%	63.7%	1.2%	67.5%		64.3%	3.2%
_____________________

(1)
Same-Store for the three months ended September 30, 2017 is defined as all of the properties owned and included in our stabilized portfolio as of July 1, 2016 and still owned and included in the stabilized portfolio as of September 30, 2017. Same-Store for the nine months ended September 30, 2017 is defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of September 30, 2017. As of September 30, 2017 the Pinnacle I and Pinnacle II properties were removed from the Same-Store population and classified as Held for Sale.

(2)	See page 14 for Same-Store office properties.

(3)
See page 19 for Same-Store Media & Entertainment properties. Percent occupied for Same-Store Media and Entertainment properties is the average percent occupied for the 12 months ended September 30, 2017.

(4)	Includes a one-time early lease termination fee of $10,390,400 at Campus Center.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

RECONCILIATION OF GAAP NET INCOME TO NET OPERATING INCOME
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation to Net Operating Income
Net Income	$14,510	$5,217	$45,617	$15,228
Adjustments:
Interest expense	22,461	19,910	66,086	54,775
Interest income	(44)	(130)	(90)	(216)
Unrealized loss (gain) on ineffective portion of derivative instruments	37	(879)	82	1,630
Transaction-related expenses	598	315	598	376
Other income	(1,402)	(693)	(2,656)	(716)
Gains on sale of real estate	—	—	(16,866)	(8,515)
Income from operations	$36,160	$23,740	$92,771	$62,562
Adjustments:
General and administrative	13,013	12,955	41,329	38,474
Depreciation and amortization	71,158	67,414	217,340	201,890
Net Operating Income	$120,331	$104,109	$351,440	$302,926

Net Operating Income Breakdown
Same-Store office revenues—Cash basis	$101,030	$91,864	$288,906	$265,333
GAAP adjustments to office revenues—Cash basis	3,604	6,926	3,602	13,468
Same-Store office revenues—GAAP basis	$104,634	$98,790	$292,508	$278,801

Same-Store Media & Entertainment revenues—Cash basis	$14,027	$12,282	$35,652	$33,126
GAAP adjustments to media revenues—Cash basis	(557)	204	(439)	526
Same-Store Media & Entertainment revenues—GAAP basis	$13,470	$12,486	$35,213	$33,652

Same-Store property revenues—GAAP basis	$118,104	$111,276	$327,721	$312,453

Same-Store office expenses—Cash basis	$32,998	$31,298	$85,880	$87,761
GAAP adjustments to office expenses—Cash basis	515	515	1,426	1,426
Same-Store office expenses—GAAP basis	$33,513	$31,813	$87,306	$89,187

Same-Store Media & Entertainment expenses—Cash basis	$7,334	$6,499	$19,520	$18,746
Same-Store Media & Entertainment expenses—GAAP basis	$7,334	$6,499	$19,520	$18,746

Same-Store property expenses—GAAP basis	$40,847	$38,312	$106,826	$107,933

Same-Store net operating income—GAAP basis	$77,257	$72,964	$220,895	$204,520
Non-Same-Store GAAP net operating income	43,074	31,145	130,545	98,406
Net Operating Income	$120,331	$104,109	$351,440	$302,926

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

NET OPERATING INCOME DETAIL Three Months Ended September 30, 2017 (Unaudited, in thousands)

	Same-Store Office Properties(1)	Same-Store Media Properties(2)	Non-Same-Store Office Properties(3)	Non-Same-Store Media Properties(2)	Redevelopment/Development(4)	Lease-Up Properties(5)	Held for Sale(4)	Total Properties
Revenue
Rents
Cash	$78,101	$8,777	$9,555	$2,791	$—	$31,895	$6,112	$137,231
GAAP Revenue	3,604	(557)	1,030	1	—	8,454	408	12,940
Total Rents	$81,705	$8,220	$10,585	$2,792	$—	$40,349	$6,520	$150,171

Tenant Reimbursements	$17,809	$65	$1,495	$67	$18	$4,734	$983	$25,171
Parking and Other	5,120	5,185	673	1,517	—	1,099	957	14,551
Total Revenue	$104,634	$13,470	$12,753	$4,376	$18	$46,182	$8,460	$189,893

Property operating expenses	33,513	7,334	3,550	3,254	33	18,138	2,633	68,455
Property GAAP Net Operating Income	$71,121	$6,136	$9,203	$1,122	$(15)	$28,044	$5,827	$121,438

Square Feet	7,901,375	873,002	707,369	376,925	558,873	4,123,024	623,777	15,164,345
Ending % Leased	95.9%	90.6%	95.5%	75.7%	41.3%	82.2%	98.1%	89.4%
Ending % Occupied	92.8%	90.6%	95.0%	75.7%	—%	79.2%	98.1%	85.4%
NOI Margin	68.0%	45.6%	72.2%	25.6%	(83.3)%	60.7%	68.9%	64.0%
Property GAAP Net Operating Income	$71,121	$6,136	$9,203	$1,122	$(15)	$28,044	$5,827	$121,438
Less : GAAP Revenue	(3,604)	557	(1,030)	(1)	—	(8,454)	$(408)	(12,940)
Add : GAAP Expense	515	—	92	—	—	11	—	618
Property Cash Net Operating Income	$68,032	$6,693	$8,265	$1,121	$(15)	$19,601	$5,419	$109,116

Net Operating Income Reconciliation	Q3 - 2017
Net Income	$14,510		(1) See page 14 for Same-Store office properties for the three months ended September 30, 2017.
Adjustments:			(2) See page 19 for Media & Entertainment properties.
Interest expense	22,461		(3) See page 15 for Non-Same-Store office properties.
Interest income	(44)		(4) See page 17 for redevelopment, development and held for sale properties.
Unrealized gain on ineffective portion of derivative instruments	37		(5) See page 15 for lease-up properties.
Transaction-related expenses	598
Other income	(1,402)
Income from operations	$36,160
Adjustments:
General and administrative	13,013
Depreciation and amortization	71,158
Total GAAP Net Operating Income	$120,331

Property GAAP Net Operating Income	121,438
Disposed Asset	(322)
Other Income/Inter-Company Eliminations	(785)
Total GAAP Net Operating Income	$120,331

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

OFFICE PORTFOLIO LEASING ACTIVITY

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
Total Gross Leasing Activity
Rentable square feet	464,088	1,571,761
Gross New Leasing Activity
Rentable square feet	306,136	1,015,313
New cash rate	$50.34	$56.36
Gross Renewal Leasing Activity
Rentable square feet	157,952	556,448
Renewal cash rate	$55.31	$53.61
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	265,593	654,340
Early termination (square feet)	32,694	204,223
Total	298,287	858,563
Net Absorption
Leased rentable square feet	7,849	156,750
Cash Rent Growth(1)
Expiring rate	$43.33	$40.61
New/renewal rate	$57.10	$57.12
Change	31.8%	40.7%
Straight-Line Rent Growth(2)
Expiring Rate	$39.71	$37.52
New/renewal rate	$57.86	$59.84
Change	45.7%	59.5%
Weighted Average Lease Terms
New (in months)	88.8	84.2
Renewal (in months)	40.9	46.0

Tenant Improvements and Leasing Commissions(3)	Lease Transaction Costs Per Square Foot
	Three Months Ended September 30, 2017		Nine Months Ended September 30, 2017
	Total	Annual	Total	Annual
New leases	$72.23	$9.76	$64.42	$9.18
Renewal leases	$12.52	$3.67	$14.59	$3.80
Blended	$51.91	$8.59	$46.78	$7.94
_____________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the leases executed in the current quarter.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP-FRONT ABATEMENTS(1)

Location	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
Greater Seattle, Washington
Hill7	South Lake Union	84,703	1/17/2017	7/17/2017	$35.00	7/31/2027
Hill7	South Lake Union	54,336	8/7/2017	1/4/2018	$36.14	1/31/2030
Northview Center	Lynnwood	10,634	8/31/2017	12/1/2017	$19.31	6/30/2022

San Francisco Bay Area, California
Metro Center(3)	Foster City	76,922	Various	5/1/2018	$43.80	4/30/2028
Shorebreeze	Redwood Shores	20,219	3/15/2017	12/1/2017	$61.32	7/31/2024
Palo Alto Square	Palo Alto	39,873	3/17/2017	1/15/2018	$87.00	1/31/2028
Metro Center(4)	Foster City	10,625	3/19/2017	3/19/2017	$69.00	3/31/2027
875 Howard Street	San Francisco	57,074	7/1/2017	11/1/2017	$72.00	10/31/2027
875 Howard Street	San Francisco	33,291	9/10/2017	12/1/2017	$74.00	11/30/2024

Los Angeles, California
11601 Wilshire(5)	West Los Angeles	30,273	1/1/2017	1/1/2017	$51.60	2/29/2028
11601 Wilshire	West Los Angeles	12,389	1/1/2017	11/1/2017	$55.80	12/31/2026
Pinnacle I(6)	Burbank	12,803	3/1/2017	3/1/2017	$42.00	9/30/2024
_____________________

(1)
Consists of leases for more than 10,000 square feet that commenced on or prior to September 30, 2017, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three-month period ending September 30, 2017.

(2)
Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2017, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.

(3)	Qualys, Inc. commenced 69,834 square feet on February 1, 2017 and 7,088 square feet on March 15, 2017.

(4)	Tenant paid monthly base rent concurrently with the lease start date on March 19, 2017. Monthly base rent was abated for the subsequent four-month period from April 2017 through July 2017.

(5)	Tenant paid monthly base rent concurrently with the lease start date on January 1, 2017. Monthly base rent is abated for the subsequent nine-month period from February 2017 through October 2017.

(6)	Tenant paid monthly base rent concurrently with the lease start date on March 1, 2017. Monthly base rent is abated for the subsequent seven-month period from April 2017 through October 2017.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

QUARTERLY UNCOMMENCED—NEXT EIGHT QUARTERS(1)

	Q4 2017			Q1 2018			Q2 2018		Q3 2018			Q4 2018		Q1 2019		Q2 2019			Q3 2019
Location	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)
Greater Seattle, Washington
South Lake Union	—	$—		—	$—		—	$—	—	$—		—	$—	28,287	$36.00	—	$—		—	$—
Pioneer Square	96,596	37.65	(3)	775	30.00		19,616	38.50	—	—		—	—	—	—	—	—		—	—
Subtotal	96,596	$37.65		775	$30.00		19,616	$38.50	—	$—		—	$—	28,287	$36.00	—	$—		—	$—
San Francisco Bay Area, California
San Francisco	166,460	$75.00	(4)	—	$—		—	$—	—	$—		—	$—	—	$—	—	$—		—	$—
Foster City	28,843	42.96		—	—		—	—	—	—		—	—	—	—	—	—		—	—
Redwood Shores	8,223	65.34		—	—		—	—	—	—		—	—	—	—	—	—		—	—
Santa Clara	21,791	45.73		—	—		—	—	—	—		—	—	—	—	—	—		—	—
North San Jose	27,849	38.50		54,315	33.56		—	—	—	—		—	—	—	—	—	—		—	—
Subtotal	253,166	$64.50		54,315	$33.56		—	$—	—	$—		—	$—	—	$—	—	$—		—	$—
Los Angeles, California
Hollywood	4,757	$84.00		—	$—		—	$—	52,626	$57.60	(6)	—	$—	—	$—	39,327	$57.60	(6)	—	$—
West Los Angeles	8,263	49.96		49,732	64.88	(5)	—	—	—	—		—	—	—	—	—	—		—	—
Subtotal	13,020	$62.40		49,732	$64.88		—	$—	52,626	$57.60		—	$—	—	$—	39,327	$57.60		—	$—
Total Uncommenced	362,782	$57.28		104,822	$48.39		19,616	$38.50	52,626	$57.60		—	$—	28,287	$36.00	39,327	$57.60		—	$—
_____________________

(1)
Consists of uncommenced leases, defined as new leases with respect to vacant space, executed on or prior to September 30, 2017 but with commencement dates after September 30, 2017 and within the next eight quarters. This table omits submarkets without any uncommenced leases over the next eight quarters.

(2)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

(3)	Saltchuk Resources, Inc. is anticipated to commence 94,330 square feet on November 27, 2017.

(4)	This lease is anticipated to commence on October 1, 2017.

(5)	ZipRecruiter, Inc. is anticipated to commence on February 1, 2018.

(6)	Netflix, Inc. is anticipated to commence 52,626 square feet on August 1, 2018 and 39,327 square feet April 1, 2019.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

QUARTERLY BACKFILLS—NEXT EIGHT QUARTERS(1)

	Q4 2017		Q1 2018		Q2 2018		Q3 2018		Q4 2018		Q1 2019		Q2 2019		Q3 2019
Location	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)
Greater Seattle, Washington
Pioneer Square	—	$—	—	$—	—	$—	—	$—	—	$—	49,799	$43.00	—	$—	—	$—
Subtotal	—	$—	—	$—	—	$—	—	$—	—	$—	49,799	$43.00	—	$—	—	$—
San Francisco Bay Area, California
San Francisco	—	$—	8,091	$77.00	15,209	$36.00	—	$—	—	$—	—	$—	—	$—	—	$—
Redwood Shores	—	—	7,673	54.00	35,006	60.60	—	—	—	—	—	—	—	—	—	—
Santa Clara	5,946	45.83	—	—	3,771	47.40	—	—	—	—	—	—	—	—	—	—
North San Jose	1,965	37.20	—	—	19,027	39.36	—	—	8,652	39.36	—	—	—	—	—	—
Subtotal	7,911	$43.69	15,764	$65.80	73,013	$49.26	—	$—	8,652	$39.36	—	$—	—	$—	—	$—
Los Angeles, California
West Los Angeles	—	$—	—	$—	4,791	$58.20	—	$—	—	$—	—	$—	—	$—	—	$—
Subtotal	—	$—	—	$—	4,791	$58.20	—	$—	—	$—	—	$—	—	$—	—	$—
Total Backfills	7,911	$43.69	15,764	$65.80	77,804	$49.81	—	$—	8,652	$39.36	49,799	$43.00	—	$—	—	$—

Total Uncommenced & Backfills	370,693	$56.99	120,586	$50.67	97,420	$47.53	52,626	$57.60	8,652	$39.36	78,086	$40.46	39,327	$57.60	—	$—
_____________________

(1)
Consists of backfill leases, defined as new leases with respect to occupied space, executed on or prior to September 30, 2017 but with commencement dates after September 30, 2017 and within the next eight quarters. This table omits submarkets without any backfill leases over the next eight quarters.

(2)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

QUARTERLY OFFICE LEASE EXPIRATIONS—NEXT EIGHT QUARTERS(1)

	Q4 2017(2)			Q1 2018			Q2 2018		Q3 2018		Q4 2018			Q1 2019			Q2 2019			Q3 2019
Location	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)
Greater Seattle, Washington
Lynnwood	—	$—		2,343	$20.76		1,756	$20.50	—	$—	21,155	$28.27		—	$—		—	$—		—	$—
Pioneer Square	—	—		3,260	39.50		2,624	30.80	—	—	10,050	34.50		145,279	28.64	(11)	—	—		6,452	32.00
Subtotal	—	$—		5,603	$31.66		4,380	$26.67	—	$—	31,205	$30.28		145,279	$28.64		—	$—		6,452	$32.00
San Francisco Bay Area, California
Foster City	8,454	$13.39		11,982	$42.90		14,745	$56.11	2,366	$39.85	63,998	$40.20		10,939	$59.82		8,009	$63.24		—	$—
Palo Alto	92,726	67.43		82,656	86.75		12,637	95.60	26,411	32.19	21,278	48.89		21,533	58.03		93,921	73.09		45,457	74.28
Redwood Shores	34,380	52.21		106,746	42.93	(8)	60,628	54.04	37,099	60.20	40,412	56.98		43,473	53.58		153,030	59.71	(12)	17,340	59.98
San Francisco	104,179	22.69	(5)	10,693	57.29		27,855	73.78	10,164	48.55	143,005	23.68	(9)	77,249	64.86		74,127	44.57		1,027	48.14
North San Jose	107,570	30.66	(6)	64,962	30.45		73,356	34.25	83,322	33.43	114,915	34.23	(10)	97,750	33.26		56,031	36.46		56,220	35.17
San Mateo	9,161	37.80		37,642	42.12		12,612	53.76	9,164	43.51	3,806	55.00		13,207	55.13		27,340	51.94		41,932	52.05
Milpitas	471,580	33.60	(7)	—	—		—	—	—	—	—	—		—	—		—	—		—	—
Santa Clara	18,652	38.40		4,876	44.78		19,691	40.31	1,098	51.14	12,384	48.25		4,710	46.35		7,862	42.25		2,453	49.94
Subtotal	846,702	$36.29		319,557	$52.14		221,524	$51.24	169,624	$40.75	399,798	$35.12		268,861	$49.99		420,320	$56.17		164,429	$53.20
Los Angeles, California
Burbank	—	$—		—	$—		—	$—	—	$—	9,005	$45.00		—	$—		—	$—		31,588	$43.32
Hollywood	—	—		10,000	50.50		—	—	87,272	43.68	—	—		7,559	92.20		—	—		3,378	52.20
West Los Angeles	13,452	42.53		16,363	42.67		5,878	50.54	—	—	13,427	46.64		2,749	55.21		29,794	43.42		6,699	43.68
Subtotal	13,452	$42.53		26,363	$45.64		5,878	$50.54	87,272	$43.68	22,432	$45.98		10,308	$82.33		29,794	$43.42		41,665	$44.10
TOTAL	860,154	$36.39		351,523	$51.32		231,782	$50.76	256,896	$41.74	453,435	$35.33		424,448	$43.47		450,114	$55.32		212,546	$50.78
Expirations as % of In-Service Portfolio	6.8%			2.8%			1.8%		2.0%		3.6%			3.3%			3.5%			1.7%
_____________________

(1)	This does not reflect 11,983 square feet that expired on September 30, 2017. This table omits submarkets without any expirations over the next eight quarters.

(2)	Q4 2017 expiring square footage does not include 85,753 square feet of month-to-month leases.

(3)	Includes leases that expire on the last day of the quarter.

(4)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.

(5)	Total expiring square footage consists of: (i) Bank of America at 1455 Market Street for 96,567 square feet and (ii) GSA at 901 Market Street for 7,612 square feet.

(6)
Top three expiring tenants by square footage: (i) Haynes and Boone, LLP at Gateway for 23,233 square feet; (ii) MegaChips Technology at Gateway for 23,146 square feet; and (iii) Murata Electronics at Metro Plaza for 18,782 square feet.

(7)	Total expiring square footage consists of Cisco Systems, Inc. at Campus Center for 471,580 square feet.

(8)
Top three expiring tenants by square footage: (i) Verity Business Services at Towers at Shore Center for 50,015 square feet; (ii) LiveOps, Inc. at 555 Twin Dolphin for 42,201 square feet; and (iii) Hayes Scott Bonino Ellingson McLay, LLP at Towers at Shore Center for 9,590 square feet.

(9)
Top three expiring tenants by square footage: (i) Burlington Coat Factory at 875 Howard Street for 94,505 square feet; (ii) Anaplan, Inc. at 625 Second Street for 38,775 square feet; and (iii) DiscoverReady, LLC at 625 Second Street for 6,041 square feet.

(10)
Top three expiring tenants by square footage: (i) Quantum Corporation at Concourse for 19,294 square feet; (ii) Pixelworks, Inc. at Concourse for 19,294 square feet; and (iii) Calypto Design Systems, Inc. at Gateway for 10,942 square feet.

(11)
Total expiring square footage consists of: (i) Capital One at 83 King Street for 133,148 square feet; (ii) Maveron LLC at Merrill Place for 6,136 square feet; and (iii) Cowgirls, Inc. at Merrill Place for 5,995 square feet.

(12)
Top three expiring tenants by square footage: (i) Mark Logic Corp at Skyway Landing for 40,268 square feet; (ii) Teachers Insurance & Annuity Association at Towers at Shore Center for 25,549 square feet; and (iii) Alarm.com, Inc. at 555 Twin Dolphin Plaza for 16,027 square feet.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

OFFICE LEASE EXPIRATIONS—ANNUAL

Year of Lease Expiration	Expiring Leases	Square Footage of Expiring Leases	Percentage of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant		1,427,507	10.3%
2017	54	872,137	6.3	$30,267,751	5.6%	$34.71	$36.44
2018	170	1,293,636	9.3	54,142,626	9.9	41.85	43.71
2019	159	1,834,891	13.3	80,903,656	14.7	44.09	46.18
2020	122	1,138,209	8.2	53,302,929	9.7	46.83	50.68
2021	90	1,671,987	12.1	68,812,907	12.5	41.16	45.29
2022	82	1,162,389	8.4	51,344,814	9.3	44.17	52.21
2023	31	823,380	6.0	31,628,448	5.7	38.41	44.89
2024	37	630,656	4.6	30,664,721	5.6	48.62	63.87
2025	13	679,822	4.9	33,790,932	6.1	49.71	60.87
2026	14	561,905	4.1	31,040,896	5.6	55.24	71.52
Thereafter	23	968,565	7.0	51,308,768	9.3	52.97	70.60
Building management use	23	156,121	1.1	—	—	—	—
Signed leases not commenced(4)	33	607,460	4.4	32,921,824	6.0	54.20	69.11
Total/Weighted Average(5)	851	13,828,665	100.0%	$550,130,272	100.0%	$44.36	$51.31
_____________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of September 30, 2017, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of September 30, 2017.

(3)
Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of September 30, 2017.

(4)
Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of September 30, 2017 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of September 30, 2017, divided by (ii) square footage under uncommenced leases as of September 30, 2017.

(5)	Total expiring square footage does not include 85,753 square feet of month-to-month leases.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	Various	2	2	Various	305,729	2.2%	$19,751,784	3.8%
Netflix, Inc.(3)	ICON	1	1	12/31/2026	325,757	2.3	17,800,735	3.4
Riot Games, Inc.(4)	Various	2	2	Various	286,629	2.1	16,025,899	3.1
Cisco Systems, Inc.(5)	Various	2	2	Various	474,576	3.4	15,946,113	3.1
Uber Technologies, Inc.(6)	1455 Market Street	1	1	2/28/2025	309,811	2.2	15,042,228	2.9
Qualcomm	Skyport Plaza	2	1	7/31/2022	376,817	2.7	13,276,016	2.6
Salesforce.com(7)	Rincon Center	2	1	Various	265,394	1.9	13,117,311	2.5
Square, Inc.	1455 Market Street	1	1	9/27/2023	338,910	2.4	11,761,423	2.3
Stanford(8)	Various	4	3	Various	151,249	1.1	10,582,418	2.0
Warner Bros. Entertainment	Pinnacle II	1	1	12/31/2021	230,000	1.7	9,281,389	1.8
GSA(9)	Various	5	5	Various	202,097	1.5	9,226,673	1.8
Warner Music Group	Pinnacle I	1	1	12/31/2019	195,166	1.4	8,336,840	1.6
NetSuite, Inc.(10)	Peninsula Office Park	2	1	Various	166,667	1.2	8,020,100	1.5
EMC Corporation(11)	Various	3	2	Various	294,756	2.1	7,905,112	1.5
NFL Enterprises(12)	Various	2	2	6/30/2021	167,606	1.2	7,144,336	1.4
TOTAL		31	26		4,091,164	29.4%	$183,218,377	35.3%
_____________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2017, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Google, Inc. is expected to take possession of an additional 166,460 square feet at our Rincon Center property during the fourth quarter of 2017 with an annualized base rent of $12,484,500. Google, Inc. expirations by property and square footage: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021 and (ii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025.

(3)	Netflix, Inc. is expected to take possession of an additional 52,626 square feet at CUE during the third quarter of 2018 and 39,327 square feet at CUE during the second quarter of 2019.

(4)
Riot Games, Inc. expirations by property and square footage: (i) 2,592 square feet at Shorebreeze expiring on November 30, 2017 and (ii) 284,037 square feet at Element LA expiring on March 31, 2030. This tenant may elect to exercise their early termination right at Element LA with respect to 284,037 square feet effective March 31, 2025.

(5)	Cisco Systems, Inc. expirations by property and square footage: (i) 471,580 square feet at Campus Center expiring on December 31, 2017 and (ii) 2,996 square feet at Concourse expiring March 31, 2018.

(6)	Uber is expected to take possession of an additional 15,209 square feet at our 1455 Market Street property during the second quarter of 2018.

(7)
Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025; (ii) 83,372 square feet expiring on April 30, 2027; (iii) 93,028 square feet expiring on October, 31, 2028; and (iv) 5,978 square feet of month-to-month storage space. This tenant may elect to exercise their early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021.

(8)
Stanford Expirations by property and square footage: (i) Board of Trustees Stanford 18,753 square feet at Page Mill Hill expiring February 28, 2019; (ii) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019; (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019; and (iv) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring December 31, 2022.

(9)
GSA expirations by property and square footage: (i) 7,612 square feet at 901 Market expiring on October 31, 2017; (ii) 71,729 square feet at 1455 Market Street expiring on February 19, 2019; (iii) 28,993 square feet at Northview Center expiring on April 4, 2020; (iv) 33,582 square feet at Rincon Center expiring May 31, 2020; (v) 41,793 square feet at 901 Market Street expiring on July 31, 2021; and (vi) 18,388 square feet at Concourse expiring on May 7, 2024. This tenant may elect to exercise their early termination right at 901 Market with respect to 41,793 square feet any time after November 1, 2017 with 120 days prior written notice.

(10)	NetSuite, Inc. expirations by square footage: (i) 37,597 square feet expiring on August 31, 2019; (ii) 129,070 square feet expiring on May 31, 2022.

(11)
EMC expirations by property and square footage: (i) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; (ii) 185,292 square feet at 505 First Avenue expiring on October 18, 2021; and (iii) 42,954 square feet at 505 First Avenue expiring on December 31, 2023.

(12)
NFL Enterprises by property and square footage: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. This tenant may elect to exercise their early termination right with respect to 167,606 square feet effective June 30, 2020.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

OFFICE PORTFOLIO DIVERSIFICATION

Industry	Total Square Feet(1)	Annualized Rent as of Percent of Total
Technology	4,870,055	40.0%
Media & Entertainment	1,923,595	17.9
Business Services	998,675	7.8
Financial Services	935,940	7.1
Legal	773,932	9.1
Other	600,998	4.4
Retail	583,393	3.5
Insurance	301,905	2.4
Government	208,754	1.5
Healthcare	197,750	2.1
Real Estate	192,363	1.6
Educational	168,489	1.8
Advertising	123,602	0.8
TOTAL	11,879,451	100.0%
_____________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Third Quarter 2017 Supplemental Operating and Financial Information

DEFINITIONS
Funds From Operations (“FFO”): Funds From Operations before non-controlling interest (“FFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cost bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

Adjusted Funds From Operations (“AFFO”): Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (“NOI”): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate net operating income as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, acquisition-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.